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                                                                    EXHIBIT 99.1


NATURAL RESOURCE PARTNERS L.P.             [NATURAL RESOURCE PARTNERS L.P. LOGO]
601 JEFFERSON ST., SUITE 3600, HOUSTON, TX 77002

NEWS RELEASE


                        NATURAL RESOURCE PARTNERS L.P. TO
                         PRESENT AT RBC CAPITAL MARKETS'
                   NORTH AMERICAN ENERGY AND POWER CONFERENCE

HOUSTON, SEPTEMBER 12, 2003 - NATURAL RESOURCE PARTNERS L.P. (NYSE: NRP) will participate in a panel discussion at the RBC Capital Markets North American Energy and Power Conference in Houston next Wednesday, September 17, 2003 at 10:50 a.m. CDT. Nick Carter, NRP's President and Chief Operating Officer, will participate in the panel discussion regarding the current state of the coal industry. The panel discussion will be webcast by the conference on September 17 and will be archived for 30 days at www.wallstreetwebcasting.com/webcast/dr13/panel10. Copies of NRP's slideshow will be available on the partnership's website, www.nrplp.com, beginning September 16.

Natural Resource Partners L.P. is headquartered in Houston, TX, with its operations headquarters in Huntington, WV. NRP is a master limited partnership that is principally engaged in the business of owning and managing coal properties in the three major coal producing regions of the United States:
Appalachia, the Illinois Basin and the Powder River Basin.

For additional information, please contact Kathy Hager at 713-751-7555 or khager@nrplp.com. Further information about NRP is available on the partnership's website at http://www.nrplp.com.

This press release may include "forward-looking statements" as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, decreases in demand for coal; changes in operating conditions and costs; production cuts by our lessees; commodity prices; unanticipated geologic problems; changes in the legislative or regulatory environment and other factors detailed in Natural Resource Partners' Securities and Exchange Commission filings.


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